SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

March 8, 2005

Date of report (Date of earliest event reported)

ON Semiconductor Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-30419	36-3840979
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

ON Semiconductor Corporation 5005 E. McDowell Road Phoenix, Arizona	85008
(Address of principal executive offices)	(Zip Code)

602-244-6600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On March 8, 2005, the Compensation Committee of ON Semiconductor Corporation (“Corporation”), determined and approved for payment a $25,000 discretionary cash incentive bonus (“Executive Bonuses”) to each of certain executive officers of the Corporation for their performances during 2004. Executive Bonuses were approved for: Keith Jackson, President and Chief Executive Officer; Donald Colvin, Senior Vice President and Chief Financial Officer; William Bradford, Senior Vice President of Sales and Marketing; and Peter Green, Senior Vice President, Integrated Power Group. In addition to these executive officers, discretionary cash incentive bonuses were also approved for payment to other employees of the Corporation and/or its subsidiaries for their performances during 2004. These bonuses were targeted at the top 20% of the individual performers at ON Semiconductor and were determined based on the individuals’ contributions and performances at ON Semiconductor during 2004. The bonuses were not awarded under the Corporation’s 2002 Executive Incentive Plan or 2002 Employee Incentive Plan.

The Corporation will provide additional information regarding the compensation of the members of its Board and executive officers in its proxy statement for the 2005 annual meeting of stockholders, which is expected to be filed with the SEC in April 2005.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ON SEMICONDUCTOR CORPORATION
(Registrant)

Date: March 14, 2005	By:	/s/ GEORGE H. CAVE
	Name:	George H. Cave
	Title:	Senior Vice President, General Counsel, Chief Compliance and Ethics Officer and Secretary

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